UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 28, 2018
Date of Report (Date of earliest event reported)

DESTINY MEDIA TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-28259	84-1516745
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

1110 – 885 West Georgia
Vancouver, British Columbia, Canada	V6C 3E8
(Address of principal executive offices)	(Zip Code)

(604) 609-7736
Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b -2).

Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

ITEM 5.07        SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

Destiny Media Technologies Inc. (the “Company”) held its Annual General Meeting (the “Meeting”) of the stockholders of the Company (the “Stockholders”) on February 28, 2018. At the Meeting, the Stockholders voted on the following three proposals and cast their votes as described below.

Proposal One

The individuals listed below were elected as members of the Board of Directors, each to hold office until the next Annual General Meeting of stockholders or until their respective successors have been elected or qualified.

Nominee	For	Withheld	Broker Non-Votes
Frederick Vandenberg	19,792,640	14,618,634	10,201,453
Hyonmyong Cho	19,787,630	14,623,644	10,201,453
S. Jay Graber	19,787,700	14,623,574	10,201,453

Proposal Two

Proposal two was a management proposal to ratify the appointment of BDO Canada LLP as the Company’s independent registered public accounting firm for the fiscal year ending August 31, 2018. This proposal was approved.

	For	Against	Abstained	Broker Non- Votes
Ratification of BDO Canada LLP as the Company’s Independent Registered Public Accounting Firm	44,021,245	248,808	342,674	-

Proposal Three

Proposal three was a non-binding advisory vote to approve the named executive officer compensation. This proposal was approved.

	For	Against	Abstained	Broker Non- Votes
Advisory Vote to approve Named Executive Officer Compensation	19,591,498	14,720,551	99,225	10,201,453

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DESTINY MEDIA TECHNOLOGIES INC.

Date: March 6, 2018

By:	/s/ FRED VANDENBERG

FRED VANDENBERG
Chief Executive Officer, President and Secretary